Issuer Free Writing Prospectus dated October 20, 2023

Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended

Relating to Preliminary Prospectus dated October 17, 2023

Registration Statement No. 333-263602

Planet Image International Limited NasdaqCM : YIBO —— Investor Presentation October 2023 Issuer Free Writing Prospectus dated October 19, 2023 Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Relating to Preliminary Prospectus dated O ctober 17, 2023 Registration Statement No. 333 - 263602

Disclaimer This presentation has been prepared by Planet Image International Limited (the “Company”) solely for informational purposes . The information included herein in this presentation has not been independently verified . No representations, warranties or undertakings, express or implied, are made by the Company or any of its affiliates, advisers or representatives or the underwriters as to, and no reliance should be placed upon, the accuracy, fairness, completeness or correctness of the information or opinions presented or contained in this presentation . By viewing or accessing the information contained in this presentation, you acknowledge and agree that none of the Company or any of its affiliates, advisers or representatives or the underwriters accept any responsibility whatsoever (in negligence or otherwise) for any loss howsoever arising from any information presented or contained in this presentation or otherwise arising in connection with the presentation . The information presented or contained in this presentation is subject to change without notice and its accuracy is not guaranteed . None of the Company or any of its affiliates, advisers or representatives or the underwriters make any undertaking to update any such information subsequent to the date hereof except as required by law . This presentation should not be construed as legal, tax, investment or other advice . The Company has filed a registration statement on Form F - 1 with the Securities and Exchange Commission, File No . 333 - 263602 , relating to the proposed public offering of its securities in the United States, but the registration statement has not yet become effective . The proposed offering of the Company’s securities to be made in the United States will be made solely on the basis of the prospectus included in such registration statement, as and when declared effective by the Securities and Exchange Commission . Any decision to purchase the Company’s securities in the proposed offering should be made solely on the basis of the information contained in the prospectus . This free writing prospectus relates to the registration statement on Form F - 1 (File No . 333 - 263602 ), and should be read together with the registration statement, which may be accessed through the following link : https : // www . sec . gov/Archives/edgar/data/ 1868395 / 000101376223004326 /ff 12023 a 6 _planetimage . htm This presentation contains statements that reflect the Company’s intent, beliefs or current expectations about the future These statements can be recognized by the use of words such as “expect,” “plan,” “anticipate,” “target,” “may,” “will,” “estimate,” “project,” “intend” or words of similar meaning . These forward - looking statements are made only, and are based on, estimates and information available to the Company, as of the date of this presentation, and are not guarantees of future performance . All statements other than statements of historical fact in this Presentation are forward - looking statements, including but not limited to, the Company’s goals and growth strategies ; the Company’s expectations regarding demand for and market acceptance of the Company’s brand and platforms ; the Company’s future business development, results of operations and financial condition ; the Company’s ability to maintain and improve the Company’s infrastructure necessary to operate the Company’s business ; the Company’s ability to use of proceeds from its proposed initial public offering in the manner contemplated by the Company ; the effect of any sales or the anticipation of sales by the selling stockholders upon the market price of the Company’s ordinary shares ; the Company’s ability to comply meet the initial listing requirement on the Nasdaq Stock Market and the continued listing standards ; the Company's ability to operate as a public company ; the period of time for which its current liquidity will enable the Company to fund its operations ; general economic and business conditions ; the volatility of the Company's operating results and financial condition and the price of its ordinary shares ; the Company's ability to attract and retain qualified senior management personnel and research and development staff ; and assumptions underlying or related to any of the foregoing and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the registration statement, and available on the SEC’s website at http : //www . sec . gov . These forward - looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry . The Company undertakes no obligation to update forward - looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law . Although the Company believes that the expectations expressed in these forward - looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results . We describe the risks, uncertainties and assumptions that could affect our business, including our financial conditions and results of operations, under "Risk Factors" section of the registration statement on Form F - 1 (File No . 333 - 263602 ) . This presentation contains certain data and information that we obtained from an industry report Global Compatible Toner Cartridge Market that the Company commissioned from the China Insights Consultancy (the "CIC Report") . Statistical data in the report also include projections based on a number of assumptions . The global compatible toner cartridge market may not grow at the rates projected by market data, or at all . Failure of our industry to grow at the projected rates may have a material and adverse effect on our business and the market price of our securities . Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions . You should not place undue reliance on these forward - looking statements . This presentation does not constitute an offer to sell or an invitation to purchase or subscribe for any securities of the Company for sale in the United States or anywhere else . No part of this presentation shall form the basis of or be relied upon in connection with any contract or commitment whatsoever . Specifically, these materials do not constitute a “prospectus” within the meaning of the US Securities Act of 1933 , as amended, and the regulations enacted thereunder . This presentation does not contain all relevant information relating to the Company or its securities, particularly with respect to the risks and special considerations involved with an investment in the securities of the Company and is qualified in its entirety by reference to the detailed information in the prospectus relating to the proposed offering . Any decision to purchase the Company’s securities in the proposed offering should be made solely on the basis of the information contained in the prospectus relating to the proposed offering . All the third - party trademarks, names, and other information that appeared in this presentation are used for information and comparison only and do not mean that we have been given authorization to use such information . Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense .

The Offering Planet Image International Limited (NASDAQ : YIBO) Issuer Class A Ordinary Shares Securities Offered 26 , 315 , 800 Class A ordinary shares and 26 , 315 , 800 Class B ordinary shares Pre - Offering Shares Outstanding 4 , 000 , 000 Class A Ordinary Shares, or 4 , 600 , 000 Class A Ordinary Shares if the underwriter exercises its over - allotment option in full Number of Shares Offered $ 4 . 00 - $ 5 . 00 Offering Price Per Share $ 16 million – $ 20 million Estimated Gross Proceeds (i) Constructing a comprehensive, multi - layer production center 85% (ii) Research and development 2% (iii) Upgrading the software systems of our own websites 1 . 5% (iv) Setting up additional warehouses in overseas locations 1 . 5% (v) General corporate purposes 10 % Use of Proceeds US Tiger Securities, Inc Underwriter See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Investment Highlight Our mission is to deliver high - quality and cost - effective printing solutions to consumers around the world with proprietary technology, research and development capabilities and integrated and localized sales, logistics and service platform. Integrated Business Model The model encompasses a value chain from research and development, patented technology, manufacturing, and operating localized sales branches and online sales channels, allowing us to capture industry opportunities in a timely manner and providing us with significant growth potential. Leading Market Position and Extended Geographic Coverage We ranked first in the U.S. and Europe in terms of market share for 2022. Our products are currently sold to customers in over 45 countries. Our European customers are from a large number of different countries, including Germany, Russia, the United Kingdom, Italy, Netherlands, France, Hungary, and others. Strong R&D Efforts Our R&D team was comprised of 130 professional engineers and skilled technicians, and we had 408 patents worldwide as of June 30, 2023. Our strong design, research and development capabilities represent a key strength that allows us to provide patent - compliant products with advanced technologies to customers. Favorable Industry Trends According to the CIC Report, the U.S. and Europe have each experienced steady growth in the global compatible toner cartridge market. The total demand for compatible toner cartridges in both the U.S. and Europe has seen steady growth, reaching 37.8 million units in the U.S. and 51.7 million units in Europe by 2027, representing a CAGR of 6.0% and 7.1%, respectively. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Company Overview

Leading export-oriented manufacturer and seller of compatible toner cartridges based in China, the U.S. and Europe

*Primarily **develop and manufacture toner cartridges** that are compatible with, and can be used in, a wide range of commonly available models of laser printers from different manufacturers, or compatible toner cartridges, on a white-label or third-party brand basis or under our self-owned brands, including **TrueImage**, **CoolToner**, and **AZtech***

We sell our products to:

- ***offline overseas customers*** who own their brands on an Original Design Manufacturer ("ODM") basis;
- ***offline overseas dealers*** who primarily sell our self-branded products and white-label products to end consumers; and
- ***directly to customers*** on a retail basis under self-owned brands through online retail platforms.


LaserJet
131A
LaserJet
131A
LaserJet
131A
LaserJet
131A

11.3% market share as the **largest** global compatible cartridge manufacturer in terms of retail value for 2022*

Ranked 1st in the U.S. and Europe in terms of market share for 2022*

45+ countries product sold in, with the U.S. and Europe contributing the majority of our revenue

$142 million in net revenues with a **39%** gross margin for 2022

408 patents in the U.S., Europe, and Mainland China, and

37 trademarks in the U.S., Europe, Mainland PRC and Hong Kong as of June 30, 2023

39 production lines as of June 30, 2023

*According to the CIC Report

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Compatible Toner Cartridges 99.2% of our total revenue for 1H23 ▪ Manufacture various compatible toner cartridges for use with commonly available models of printers from different brands ▪ Produce through refurbishing empty cartridges, removing brand names of the original - brand toner cartridges, refilling the toner and replacing any broken parts Remanufactured Toner Cartridges 0.8% of our total revenue for 1H23 ▪ Manufacture a small amount of ancillary printer components, including carbon tapes, color tapes and packaging materials for toner cartridges Ancillary Printer Components Our Products See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Business Model 39.1% of total revenues for 1H23 Conduct business through providing contract manufacturing services to ODM customers located overseas and sell under the customers’ own brand names and packaging ODM* Business 53.5% of our total revenue for 1H23 Conduct business through selling self - branded products and white - label products to dealers** Overseas B2B Business 7.4% of our total revenue for 1H23 Conduct business through selling the products that are designed, developed and manufactured with self - owned brand names on Amazon and other online selling platforms directly Overseas B2C Business *“ODM” are to original design manufacturing, where a manufacturer designs and manufactures a product with its own technologies and specifications, but such manufacturer is still required to obtain brand authorization and brand name label for such products **Dealer customers generally resell these products to end consumers, including, among others, small to medium enterprises, local offices and schools, through offline channels and/or online e - commerce platforms See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Our Business and Logistics ODM Products to ODM Customers S hip directly from production facility 216 salespersons as of June 30,2023 Sell products and services through sales and marketing team based in the United States and Europe ODM Customers ▪ Have established over 9 years of business relationship with most of major ODM customers ▪ Adopt a fixed cost - plus pricing policy by considering the customer consumption volume, customer payment terms and delivery terms, length of business relationship and prices of competing products Dealers ▪ Sales are conducted on a purchase order basis ▪ Set prices at 15% to 25% of the prices of original - brand cartridge products sold to dealer customers Online Retail Customers ▪ 11 online stores across different platforms, mainly targeting the U.S. or European markets ▪ Set the retail prices for branded products at 30% to 50% of the prices of original - brand cartridge products White - label products to dealers Deliver from production facility to main overseas logistics centers, located in California and Venlo Branded products to retail customers D eliver from production facility to the fulfillment centers of online selling platforms and overseas warehouses Warehouses in California and Pennsylvania, US, UK, France and Italy and a logistics center in Venlo, Netherlands See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

R&D and Intellectual Property

Engage in ongoing R&D activities to meet customers' needs

As of June 30, 2023, research and development team was comprised of **130** professional engineers and skilled technicians.

Patents

As of June 30, 2023, we had **408** registered patents, including utility patents, design patents and others, in Mainland PRC and worldwide

Trademarks

As of June 30, 2023, we had **37** trademarks registered in the U.S., Europe, Mainland PRC and Hong Kong


Research and Development Expenses ($Million)
5.4
6.8
3.6
2021
2022
1H23

R&D efforts are focused on the following areas:

- Upgrade products in line with the continuous update of printers
- Design and development of new products
- Design and development of new production process to improve production efficiency and reduce overall manufacturing costs while maintaining design reliability

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Build proprietary technology, with the goal to improve operational efficiency and customer experience EDI system Launched electronic data interchange system for dealer customers located in North America, through which the customers can send purchase orders, and receive shipping information Internet - based quick order system One - step ordering solutions for ODM and dealer customers to place and handle orders, locate product specifications and inventory information, check the status of orders, and make payments. Cloud - based warehouse management system Connect with many third - party platforms in the U.S. and integrate with our EDI system to process orders, monitor the status of inventory, and handle accounting matters Our Technology See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Growth Strategy – Production Facility Current Production Facility Located in Xinyu City, Jiangxi Province • Approximately 182,986 square meters • 39 production lines and 88.9% utilization rate of production lines as of June 30, 2023 • Annual production capacity of approximately 27.7 million units of toner cartridges ▪ Located at Yibo industrial park in Jiangxi Province ▪ Approximately 139,931 square feet ▪ Target to commence operations by June 2025 ▪ F und the construction using approximately US$12.37 million from the proceeds of this offering Construct a comprehensive, multi - layer production center housing production Our Growth Strategy for Production Capability 31.8 47.6 57.8 55 80 100 -10 10 30 50 70 90 110 130 150 0 10 20 30 40 50 60 70 2024 2025 2026 Target Production Volume Target Annual Production Capacity (Million Units of Toner Cartridges ) Target Production Lines See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Growth Strategy – Market Coverage Expanding Market Presence in North America and Europe, focusing on Mexico and Poland • Establish additional localized sales and marketing teams based in U.S. and Europe • Set up new logistics centers in Dallas (near Mexico) and Poland • Lease warehouses in Dallas, Chicago and Atlanta to achieve a full coverage of major commercial regions in the U.S. • Lease a warehouse in Poland for tapping in the Eastern Europe market Our growth strategy to strengthen sales, logistics and market coverage Current Market Coverage According to the CIC report, our market shares in 2022 are 27.8% and 16.8% in the U.S. and Europe China Zhongshan City US California, and Pennsylvania Europe Netherlands, UK, Italy, France and Germany Zhongshan City Sales Headquarters California Headquarters for NA Warehouse Logistics Center Pennsylvania Warehouse Netherlands Headquarters for Europe Warehouse Logistics Center Germany Sales Office UK, Italy, France Sales Office Warehouse Poland Logistics Centers Warehouse Chicago, Atlanta Warehouse Dallas Logistics Centers Warehouse See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Other Growth Strategies • Conduct further research on each stage of production process and production equipment with the goal of increasing the automation in various aspects of production • Design and develop in - house chips used in compatible toner cartridges • Recruit highly qualified research and product development staff Increase research and development efforts • Purchase an Enterprise Resource Planning (ERP) system to integrate key business functions, including procurement of raw materials, manufacture, sales, inventory, transportation and accounting • Enhance IT systems to support global sales, consolidating the mutual functions like customer centers, product, purchase order, customer feedback, online retail store, payment, delivery, data service, product search and marketing Upgrade and integrate information systems • Further develop and expand overseas local B2B business in future years • Continue with the investment in and development of proprietary technologies and IT systems to reduce logistics costs and improve overall efficiency • Increase sales, marketing and logistics efforts, including establishing dedicated sales department to this business component, disseminating advertisements and brand promotions, and constructing additional logistics centers Increase sales and deliver customer services to offline overseas dealers See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Global Toner Cartridge Industry The toner cartridge industry is mainly composed of compatible toner cartridges and original - brand toner cartridges. ▪ Total retail value of the toner cartridge market globally is expected to further increase to USD85.2 billion in 2027 with a CAGR of 3.4% from 2022 to 2027. ▪ With the improvement of product quality and customer acceptance, it is expected that the market size of the compatible toner cartridge market, in terms of retail value, will increase to USD6.4 billion in 2027, registering a CAGR of 8.5% from 2022 to 2027. Industry Overview Source: CIC See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

The Compatible Toner Cartridge Industry in the U.S. and Europe ▪ The market size of the compatible toner cartridge industry in the U.S. is expected to reach USD609.1 million in 2027, registering a CAGR of 8.2% from 2022 to 2027. ▪ As for Europe, the market size of compatible toner cartridge industry by manufacturer’s export value is projected to increase to USD707.6 million in 2027 with a CAGR of 9.3% between 2022 and 2027. Industry Overview Source: CIC See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Global Ink Cartridge Industry The ink cartridge industry is mainly composed of compatible ink cartridges and original - brand ink cartridges. ▪ The market size of the ink cartridge market by retail value globally is expected to further increase to USD65.1 billion in 2027, registering a CAGR of 1.5% from 2022 to 2027. ▪ The market size of the compatible ink cartridge market by retail value is expected to increase to USD7.5 billion in 2027, representing a CAGR of 1.3% between 2022 and 2027. Industry Overview Source: CIC See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Key Growth Drivers and Competitive Landscape Source: CIC Key growth drivers of the compatible toner cartridge market ▪ Fast - growing production volume and production capacity ▪ Higher quality color toner cartridge products ▪ Established sales channel in U.S. and Europe market ▪ Improved product image among consumers 11.3% 13.2% 27.8% 16.8% Largest compatible toner cartridge manufacturer in the world in terms of retail value in 2022 Third largest Chinese compatible toner cartridge manufacturer in the world in terms of production volume in 2022 Ranked 1 st in terms of retail value in the US market in 2022 Ranked 1 st in terms of retail value in the European market in 2022 Our Market Share See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Competitive Strengths

Strong Design and R&D Capabilities

- **408** patents registered in the U.S., Europe, and the PRC, for the production processes, equipment and proprietary technologies developed relating to the manufacture of compatible toner cartridges as of June 30, 2023
- **130** professional engineers and skilled technicians as of June 30, 2023

Localized Multiple-Channels Sales Model

- One of the very few toner cartridge manufacturers based in China that are mainly focused on North American and European markets
- Headquarters in the Netherlands and sales office in United Kingdom, Italy, Germany and France
- Warehouses located in the U.S. (California, Pennsylvania) and Europe (Netherlands, UK, Italy, France, Germany).

Advanced IT Systems

- Developed an internet-based quick order system to facilitate customers' handling of orders, logistics and payments.
- Self-developed a cloud-based warehouse management system which seamlessly connected with many third-party platforms in the U.S. for handling orders online.

Commitment to Quality and Services

- **34** experienced engineers, supervisors and inspectors as of June 30, 2023.
- **2.7%** of total value of products was returned in 1H23

Experienced Senior Management

- Members of our core management team have deep expertise and experience in toner cartridge manufacturing and corporate management and have an average of 20 years of experience in our industry.


2
3
4

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Financial Highlights Revenues by Regions in 1H23 2.9% 35.4% 53.5 % Others Europe North America 1H23 2022 2021 USD thousands 74,205 142,131 141,505 Total Revenue 31,282 55,023 48,784 Gross Profit 42.2% 38.7% 34.5% Gross Margin % 9,834 11,332 3,127 Operating Profit 13.2% 8.0% 2.2% Operating Margin % 3,994 7,241 4,921 Net Profit 5.4% 5.1% 3.5% Net Margin % 53,087 72,614 33,789 39,689 37.3% 46.4% 47.2% 47.5% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 2021 2022 1H22 1H23 Offline sales to dealers Offline sales to ODM customers Online sales to retail customers 62,736 57,970 30,711 29,042 19.6% 23.6% 24.9% 29.1% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 2021 2022 1H22 1H23 25,682 11,547 7,091 5,474 65.1% 66.2% 65.1% 72.6% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 0 5,000 10,000 15,000 20,000 25,000 30,000 2021 2022 1H22 1H23 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss. Revenues and Gross Margin by Sales Channel

Management Team

Mr. Weidong Gu

Chairman of the Board of Directors

Over 21 years of experience in the compatible toner cartridge industry

- Founder, director and chairman of the board of directors of the company
- Worked as the manager of the engineering department and deputy general manager of Zhuhai Seine Technology Co., Ltd.
- Bachelor's degree in radio engineering from Xiangtan University
- Intermediate engineer qualification

Mr. Shaofang Weng

Chief Executive Officer and Director

Over 20 years of experience in financial accounting and control

- Founder, director and CEO of the company
- Financial controller of Jiangxi Yibo E-Tech Co., Ltd. ("Jiangxi Yibo"), the Company's main operating subsidiary in China since 2012
- Bachelor's degree in accounting and master's degree in accounting from Jiangxi University of Finance and Economics
- Member of The Chinese Institute of Certified Public Accountants

Mr. Quanmao Zhou

Chief Financial Officer

Extensive experience in finance

- CFO of the company
- Financial controller and previously financial manager of Jiangxi Yibo
- Multiple positions at Hisense Group from 2011 to 2018
- Bachelor's degree in finance from Xi'an Jiaotong University

Mr. Zhisheng Cheng

Vice President

Extensive experience in product development

- Founder and VP of the company
- Director of technology and the deputy general manager of Jiangxi Yibo
- Director of the technology department of Zhuhai Seine Technology Co., Ltd from 2007 to 2011
- Bachelor's degree in mechanical design and manufacture from Hubei University of Technology

Mr. Qilong Yang

Vice President

Extensive experience in manufacturing management and operation

- Founder and VP of the company
- Deputy general manager of Jiangxi Yibo
- Multiple positions at Zhuhai Ninestar Eletronic Technology Co., Ltd. from 2001 to 2009
- Diploma in computer information management from Sichuan Three Gorges College

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Independent Directors Independent Director Appointee • Partner of Guangzhou Jingtian Enterprise management Consulting Services Co., Ltd., from 2021 • Managing director of Marcum Bernstein & Pinchuk LLP from 2008 to 2020 • Senior associate of PricewaterhouseCoopers from 2005 to 2008 • Bachelor’s degree in accounting from Nanjing Audit University • Member of American Institute of Certified Public Accountants and Association of Chartered Certified Accountants Ms. Yu Xiang Independent Director • Extensive experience in engineering and business management • Supervisor of Guangzhou Carbon Asset Management Co., since 2015 • Executive director and the general manager at Zhongshan Wanjing Technology Development Co., Ltd. from 2005 to 2020 • Bachelor’s degree in metal material and heat treatment from Beihang University Ms. Fenglei Jiang Independent Director • Extensive experience in information technology and e - commerce • Supervisor at Hainan Yinghai Network Technology Co., Ltd. since 2021 • Chief technology officer of Hainan Yinghai Network Technology Co., Ltd. from 2015 to 2021 • Executive director at Shanghai Highdata Technology Co., Ltd. since 2010 • Bachelor’s degree in business information management from Hangzhou College of Commerce of the Zhejiang Gongshang University Mr. Xinwei Xie See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. P ast performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Thank You Email: ir@goaster.com Address: No. 756 Guangfu Road Hi - tech Development Zone Xinyu City, Jiangxi Province, China Issuer: Planet Image International Limited Underwriter: US Tiger Securities, Inc. Tony Tian, CFA, Head of ECM Email: tony.tian@ustigersecurities.com Tel: +1 - 732 - 910 - 9692